Exhibit 99.3

NOTICE OF PRESENTMENT AND SURRENDER
OF
8.625% SERIES B PREFERRED UNITS
AND
INSTRUCTIONS FOR PAYMENT
GABLES REALTY LIMITED PARTNERSHIP

______________________

By: Certified or Regular Mail, Overnight Courier or Facsimile Transmission:

To: Gables Residential Trust
2859 Paces Ferry Road
Suite 1450
Atlanta, GA  30339
Telephone (770) 436-4600
Facsimile (678) 309-5589
______________________

The undersigned is a holder of 8.625% Series B Preferred Units (the “Series B Preferred Units”) issued by Gables Realty Limited Partnership (the “Partnership”).  Subject to the terms and conditions set forth in the Notice of Redemption, dated October 17, 2003, of the Partnership, the undersigned hereby presents and surrenders to the Partnership the number of Series B Preferred Units indicated in the table in Box 1 below labeled “8.625% Series B Preferred Units” for the purpose of receiving the redemption price per Series B Preferred Unit of $25.00 per unit, plus $0.36536458 in accrued and unpaid distributions thereon as of November 17, 2003 (the “Redemption Date”), for an aggregate redemption price of $25.36536458 per Series B Preferred Unit (the “Redemption Price”).

Box 1 8.625% SERIES B PREFERRED UNITS
Name(s) and Address(es) of Registered Holder(s)	Number of Series B Preferred Unit(s) Presented and Surrendered (Attach additional signed schedule if necessary)

Name(s):___________________________________
__________________________________________

(Please print or type)

Address:___________________________________
__________________________________________
__________________________________________

                                                                       (Zip Code)

Payment of the aggregate Redemption Price for the Series B Preferred Units held by the undersigned and surrendered hereby, less any applicable withholding tax, will be made by wire transfer of immediately available funds on the Redemption Date in accordance with the wire transfer instructions specified by the holder in Box 2 below labeled “Wire Transfer Instructions.”

Box 2 WIRE TRANSFER INSTRUCTIONS
Name(s) of Registered Holder(s):	_______________________________
Name of Bank:	_______________________________
Address of Bank:	_______________________________
ABA No:	_______________________________
Account No:	_______________________________
Reference:	_______________________________
Contact:	_______________________________
Contact Telephone No.:	_______________________________

This Notice of Presentment and Surrender must be signed by the registered holder(s) as their name(s) appear on the Series B Preferred Units in the records of the Partnership.  If Series B Preferred Units to which this Notice of Presentment and Surrender relate are held of record by two or more joint holders, then all such holders must sign this Notice of Presentment and Surrender.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below.

X
Date
X
Signature(s) of Holder(s) or Authorized Signatory		Date

Name(s):	Address:

(Please Print)		(Including Zip Code)

Capacity:	Area Code and Telephone Number
Social Security No.: